UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016 (September 13, 2016)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction

of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. North River Drive, Suite 100

Spokane, Washington 99201

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

On September 13, 2016, Red Lion Hotels Franchising, Inc. (“RLHF”), a wholly-owned subsidiary of Red Lion Hotels Corporation (the “Company”), and Red Lion Hotels Canada Franchising, Inc., a wholly-owned subsidiary of RLHF (together with RLHF, the “Buyers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Thirty-Eight Street, Inc. (“TESI”), Vantage Hospitality Group, Inc. (“Vantage Hospitality”) and the other signatories thereto (the “Sellers”), pursuant to which the Buyers agreed to purchase from the Sellers (the “Purchase”) the operating assets and assume certain liabilities of the Sellers relating to the Vantage Brands.

The “Vantage Brands” include the following, as well as their respective brand extensions:

•	Signature Inn

•	Americas Best Value Inn

•	Canadas Best Value Inn

•	Value Inn Worldwide

•	Value Hotel Worldwide

•	Lexington by Vantage

•	America’s Best Inns & Suites

•	Country Hearth Inns

•	Jameson Inns

•	3 Palms Hotels and Resorts.

Consideration

The aggregate initial purchase price is approximately $23 million in cash plus shares of the Company’s common stock, subject to adjustment for the amount of the Sellers’ working capital at closing, to be paid on the closing date with an opportunity to earn additional consideration if certain targets are met as of each of the first and second anniversaries of the closing date. The parties have agreed to a working capital target and to a post-closing purchase price adjustment mechanism.

Approximately $23 million of the purchase price will be paid in cash, and the remaining amount will be paid through the issuance of 690,000 shares of the Company’s common stock. Additional compensation may be earned as of the first anniversary of the closing date in an aggregate amount of up to (i) $4 million in cash and (ii) 414,000 shares of the Company’s common stock. Additional compensation may be earned as of the second anniversary of the closing date in an aggregate amount of up to (i) $3 million in cash and (ii) 276,000 shares of the Company’s common stock. The minimum cash payout at each of the first anniversary and the second anniversary is $1 million. The additional compensation is subject to full or partial accelerated payment under certain conditions specified in the Purchase Agreement.

Representations, Warranties and Indemnities

The Purchase Agreement contains customary representations, warranties, covenants and indemnification rights. A portion of the purchase price will be deposited into escrow to secure the indemnification obligations under the Purchase Agreement of the Sellers’ in respect of any breach of Sellers’ representations, warranties or covenants set forth in the Purchase Agreement and in respect of certain other matters. The Buyers expect to obtain “representation and warranty” insurance from an insurer which will provide coverage for breaches of representations and warranties of the Sellers contained in the Purchase Agreement, subject to deductibles, certain exclusions and certain other terms and conditions.

Closing Conditions

The completion of the Purchase is subject to customary closing conditions including the absence of any material adverse effect on the business and operations of the Sellers and the execution of mutually acceptable employment arrangements with Roger Bloss, Founder, President and Chief Executive Officer of Vantage Hospitality, and Bernard T. Moyle, Chief Operating Officer and Chief Financial Officer of Vantage Hospitality. The Purchase Agreement may be terminated under certain circumstances, including by either party if the acquisition has not been completed by October 31, 2016.

Voting Agreement

Pursuant to a voting agreement contemplated by the Purchase Agreement and to be entered into on the closing date or, if applicable to a holder, upon first receipt of shares of the Company’s common stock issued as consideration for the Purchase (the “Voting Agreement”), TESI and each TESI equity holder receiving any of such shares from TESI (collectively, the “TESI Holders”) will appoint Greg T. Mount, the Company’s Chief Executive Officer, as irrevocable proxy and attorney-in-fact with respect to such shares, including any shares issued as additional consideration. As proxy holder, Mr. Mount shall vote the TESI Holders’ shares in favor of matters recommended or approved by the board of directors. Subject to earlier termination as provided in the Voting Agreement, the agreement will be effective for 24 months with respect to Bernard T. Moyle and Roger Bloss and 12 months with respect to other TESI Holders.

Lock-up Agreement

Pursuant to a lock-up agreement contemplated by the Purchase Agreement and to be entered into on the closing date or, if applicable to a holder, upon first receipt of shares of the Company’s common stock issued as consideration for the Purchase, the TESI Holders will agree that as to the common stock received in connection with the transaction, including any shares issued as additional consideration (the “Lock-up Shares”), during the 12 months from the Company’s issuance of the Lock-up Shares in the case of Bernard T. Moyle and Roger Bloss and 6 months in the case of all other TESI Holders (the “Lock-up Period”), such party may not, subject to certain exceptions, offer, sell, pledge, hypothecate, lend, grant an option, right or warrant for sale, purchase any option, warrant or contract to sell, or otherwise dispose of, or transfer or grant any rights with respect to, any of the applicable Lock-up Shares. The Company has agreed that prior to the expiration of a Lock-up Period, it will file a registration statement covering the applicable Lock-up Shares that otherwise could not be transferred without restriction under Rule 144.

Qualification of Description

The Purchase Agreement and the above descriptions have been included to provide investors with information regarding the terms of the Purchase Agreement and above described agreements. They are not intended to provide any other factual information about the Company or any other parties to the Purchase Agreement or their respective affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by disclosure schedules. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as statements of factual information.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Upon the closing of the Purchase Agreement, the Company will issue to the TESI Holders 690,000 shares of the Company’s common stock. Up to an additional 414,000 shares of the Company’s common stock may be earned by the Sellers as of the first anniversary of the closing date, and up to an additional 276,000 shares of the Company’s common stock may be earned by the Sellers as of the second anniversary of the closing date.

The Common Stock will be issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, as the issuance of the securities is pursuant to a transaction not involving an offering to the public. The TESI Holders are accredited investors (as defined in the rules promulgated under the Securities Act), and no public solicitation was involved in connection with the issuance of the securities.

ITEM 8.01 OTHER EVENTS

On September 13, 2016, the Company issued a press release announcing the entry by its subsidiaries into the Purchase Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 13, 2016, by and among Red Lion Hotels Franchising, Inc. and Red Lion Hotels Canada Franchising, Inc., Thirty-Eight Street, Inc., Vantage Hospitality Group, Inc., Vantage Franchising, Inc., Vantage Franchising (Canada) Inc., Vantage Hospitality (Canada) Inc., LHINDI, Inc., Van Asia (Korea) Ltd., and Van Asia, Ltd. [1]

10.1	Form of Voting Agreement between Red Lion Hotels Corporation and Thirty-Eight Street, Inc. and certain stockholders of Thirty-Eight Street, Inc.

99.1	Press Release dated September 13, 2016.

[1]	Schedules and certain exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ David M. Wright
David M. Wright
Vice President, Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: September 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 13, 2016, by and among Red Lion Hotels Franchising, Inc. and Red Lion Hotels Canada Franchising, Inc. Thirty-Eight Street, Inc., Vantage Hospitality Group, Inc., Vantage Franchising, Inc., Vantage Franchising (Canada) Inc., Vantage Hospitality (Canada) Inc., LHINDI, Inc., Van Asia (Korea) Ltd., and Van Asia, Ltd.

10.1	Form of Voting Agreement between Red Lion Hotels Corporation and Thirty-Eight Street, Inc. and certain stockholders of Thirty-Eight Street, Inc.

99.1	Press Release dated September 13, 2016.